EXHIBIT 21.1


     SUBSIDIARIES OF THE REGISTRANT


     Subsidiary                                                  %Ownership
     ----------------------------------------------------------  ----------
     Compania Aurifera Brisas del Cuyuni, C.A. ("Brisas")           100
     Gold Reserve de Venezuela, C.A. ("GLDRV");                     100
     Compania Minera Unicornio, C.A. ("Unicorn")                    100
     Great Basin Energies, Inc. ("Great Basin")                      58
     MegaGold Corporation ("MegaGold")                               63
     Gold Reserve de Aruba A.V.V. ("Gold Reserve Aruba")            100
     G.L.D.R.V. Aruba A.V.V. ("GLDRV Aruba")                        100
     Glandon Company A.V.V. ("Glandon")                             100
     Stanco Investments A.V.V. ("Stanco")                           100
     GoldenLake A.V.V. ("GoldenLake")                               100
     Mont Ventoux A.V.V. ("Mont Ventoux")                           100
     Gold Reserve Holdings A.V.V. ("Gold Reserve Holdings")         100